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                                                                    Exhibit 10.8

                                                                   May __, 1997


PERSONAL AND CONFIDENTIAL

Vestcom International, Inc.
1100 Valley Brook Avenue
Lyndhurst, New Jersey 07071

Attention:        Mr. Joel Cartun
                  President and Chief Executive Officer

Dear Joel:

         This letter agreement (the "Agreement") shall confirm the terms and conditions of the payment of an advisory fee to Oppenheimer & Co., Inc. ("Oppenheimer") by Vestcom International, Inc. ("Vestcom") in consideration of certain financial advisory and investment banking services which Oppenheimer has rendered in connection with Vestcom's efforts to obtain a line of credit with a commercial bank (the "Line of Credit") and to effect an initial consolidation of companies (the "Founding Companies") in the computer output and document management services industry to form a leading international provider of such services (the "Consolidation").

         1. Fees. Vestcom agrees to pay Oppenheimer for its services as follows:

         (a) A cash transaction fee equal to 1% of the value of the Line of Credit (the "Line of Credit Fee"), which shall become due and owing upon the closing of the Line of Credit, and which shall be payable on January 1 in the year subsequent to the closing of the Line of Credit. No portion of the Line of Credit Fee shall be paid to Oppenheimer unless the aggregate amount payable under the Transaction Fee (as hereinafter defined) is less than $1,800,000.

         (b) A cash transaction fee (the "Transaction Fee") based upon the so-called "Lehman Formula" (which shall be applied to the acquisition of each Founding Company) calculated as set forth below. The Transaction Fee shall become due and owing at the time of the consummation of the Consolidation, and shall be payable on a deferred basis as is set forth in Section 1(c) below.

                  (i) 5% of the first $1,000,000 of consideration paid to the stockholders of the acquired Founding Company;

                  (ii) 4% of the second $1,000,000 of consideration paid to the stockholders of the acquired Founding Company;



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Mr. Joel Cartun
May __, 1997
Page 2

                  (iii) 3% of the third $1,000,000 of consideration paid to the stockholders of the acquired Founding Company;

                  (iv) 2% of the fourth $1,000,000 of consideration paid to the stockholders of the acquired Founding Company; and

                  (v) 1% of the consideration paid to the stockholders of the acquired Founding Company that exceeds $4,000,000.

                  In no event, however, shall the fee earned by Oppenheimer for the acquisition of any Founding Company be less than $260,000. It is also explicitly agreed that the formula set forth above shall not be applied, and thus no fee shall be payable, with respect to any Founding Company deemed for accounting purposes to be the accounting acquiror in the Consolidation.

         (c)      The Transaction Fee shall be payable as follows:

                  (i) $700,000 of the Transaction Fee shall be payable on January 1 of the year subsequent to the consummation of the Consolidation (the "First Payment Date").

                  (ii) The balance shall be payable in four equal installments on March 31, June 30, September 30 and December 31 in the same year as the First Payment Date.

         (d) The aggregate amount payable to Oppenheimer under the Line of Credit Fee and the Transaction Fee shall not exceed $1,800,000. In the event that the aggregate amount payable to Oppenheimer under the Transaction Fee is less than $1,800,000, the difference between $1,800,000 and such amount shall be paid in accordance with Section 1(a) above. All such fees are payable only upon consummation of the Consolidation.

         (e) In the event that the number of Founding Companies is increased or decreased from seven companies, the parties shall make an appropriate adjustment to the Transaction Fee.

         2. Expenses. Vestcom agrees to reimburse Oppenheimer for all of its reasonable out-of-pocket fees and expenses up to a maximum of $75,000 (including, but not limited to, travel, accommodations, telephone, computer time, courier and supplies) incurred by



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Mr. Joel Cartun
May __, 1997
Page 3

Oppenheimer in connection with the performance of its services under this Agreement. All such expenses are payable only upon consummation of the Consolidation.

         3. Term. The term of this Agreement shall extend until January 31, 1998.

         4. Indemnification. In addition to the payment of fees provided for above, and regardless of whether the Consolidation is consummated, Vestcom agrees to indemnify Oppenheimer, as set forth in the attached Annex A. This
Section 4 shall survive the termination or expiration of this Agreement.

         5. Information. Oppenheimer recognizes that in performing its services pursuant to this Agreement, it will be using and relying on data, material and other information concerning Vestcom and the prospective Founding Companies ("Vestcom Information") furnished by Vestcom and its employees and representatives and through its engagement may have access to data, materials and other information concerning possible third parties ("Third Party Information").

                  Vestcom represents that all Vestcom Information furnished to Oppenheimer pursuant to this Agreement shall be accurate and complete in all material respects at the time furnished, and that, if the Vestcom Information becomes materially inaccurate, incomplete or misleading during the term of this Agreement, Vestcom shall so advise Oppenheimer in writing. Accordingly, Oppenheimer assumes no responsibility for the accuracy and completeness of the Vestcom Information. Oppenheimer also assumes no responsibility for the accuracy and completeness of the Third Party Information.

                  In rendering its services hereunder, Oppenheimer will be using and relying upon the Vestcom Information and Third Party Information without independent verification thereof. All Vestcom Information and Third Party Information that is not publicly available will be treated in strict confidence, and will not be revealed by Oppenheimer to any third person unless legally compelled by a court of competent jurisdiction. This Section 5 shall survive the termination or expiration of this Agreement.

         6. Disclosure. Vestcom agrees that, except if disclosed in or filed as an exhibit to a Registration Statement filed by Vestcom or as otherwise required by law, the services or advice to be provided by Oppenheimer under this Agreement shall not be disclosed publicly or made available to third parties without Oppenheimer's prior written approval, which shall not be unreasonably withheld or delayed.


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Mr. Joel Cartun
May __, 1997
Page 4

         7. Governing Law. This Agreement shall be governed by the laws of the State of New York and may not be amended or modified except in a writing signed by both parties.

         8. Successors. This Agreement and all rights, liabilities and obligations hereunder shall be binding upon and inure to the benefit of each party's successors but may not be assigned without the prior written approval of the other party.

         9. Headings. The descriptive headings of the Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         10. No Brokers. Vestcom represents and warrants to Oppenheimer that there are no brokers, representatives or other persons which have an interest in the compensation due to Oppenheimer pursuant to this Agreement.

                  Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate of this letter.


                                                          Sincerely,


                                                          ----------------------
                                                          Richard D. White
                                                          Managing Director


Agreed to and accepted as
of the date of first services
rendered hereunder.

Vestcom International, Inc.


By:       _____________________________
Name:  Joel Cartun
Title: President and Chief Executive Officer

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                                     ANNEX A


The Company agrees to indemnify Oppenheimer, its employees, directors, officers, agents, affiliates and each person, if any, who controls it within the meaning of either Section 20 of the Securities Exchange Act of 1934 or Section 15 of the Securities Act of 1933 (each such person, including Oppenheimer, is referred to as "Indemnified Party") from and against any losses, claims, damages and liabilities, joint or several (including all legal or other expenses reasonably incurred by any Indemnified Party in connection with the preparation for or defense of any threatened or pending claim, action or proceeding, whether or not resulting in any liability) ("Damages"), to which such Indemnified Party, in connection with its services or arising out of its engagement hereunder, may become subject under any applicable Federal or state law or otherwise, including but not limited to liability (i) caused by or arising out of an untrue statement or an alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact necessary in order to make a statement not misleading in light of the circumstances under which it was made, (ii) caused by or arising out of any act or failure to act or (iii) arising out of Oppenheimer's engagement or the rendering by any Indemnified Party of its services under this Agreement, provided, however, that the Company will not be liable to the Indemnified Party hereunder to the extent that any Damages are found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence, bad faith or willful misconduct of the Indemnified Party seeking indemnification hereunder.

These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If for any reason, other than a final non-appealable judgment finding an Indemnified Party liable for Damages for its gross negligence, bad faith or willful misconduct, the foregoing indemnity is available to an Indemnified Party or insufficient to hold an Indemnified Party harmless, then the Company shall contribute to the amount paid or payable by an Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its shareholders on the one hand and Oppenheimer on the other, but also the relative fault of the Company and the Indemnified Party as well as any relevant equitable considerations, subject to the limitation that in no event shall the total contribution of all Indemnified Parties to all such Damages exceed the total amount of fees actually received and retained by Oppenheimer hereunder.

Promptly after receipt by the Indemnified Party of notice of any claim or of the commencement of any action in respect of which indemnity may be sought, the Indemnified Party will notify the Company in writing of the receipt or commencement thereof and the Company shall have the right to assume the defense of such claim or action (including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of fees and expenses of such counsel), provided that the Indemnified Party shall have the right to control its defense if, in the opinion of its counsel, the Indemnified Party's defense is unique or separate to it as the case may



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be, as opposed to a defense pertaining to the Company. In such event, the
Indemnified Party shall have the right to retain counsel reasonably satisfactory to the Company, at the Company's expense, to represent the Indemnified Party in any claim or action in respect of which indemnity may be sought and agrees to cooperate with the Company and the Company's counsel in the defense of such claim or action, it being understood, however, that the Company shall not, in connection with any one such claim or action on separate, but substantially similar or related claims or action in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expense of more than one separate firm of attorneys, for all the Indemnified Parties unless the defense of one Indemnified Party is unique or separate from that of another Indemnified Party subject to the same claim or action. In the event that the Company does not promptly assume the defense of a claim or action, the Indemnified Party shall have the right to employ counsel reasonably satisfactory to the Company, at the Company's expense, to defend such claim or action. The omission by an Indemnified Party to promptly notify the Company of the receipt or commencement of any claim or action in respect of which indemnity may be sought will relieve the Company from any liability the Company may have to such Indemnified Party only to the extent that such a delay in notification materially prejudices the Company's defense of such claim or action. The Company shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld or delayed. Any obligation pursuant to this Annex A shall survive the termination or expiration of the Agreement.



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